UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2018
National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends our Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on June 25, 2018 ("Original Filing"). The sole purpose of this Amendment No. 1 is to file the Form 8-K under National CineMedia, LLC (“NCM LLC”) which was unintentionally omitted from the Original Filing.

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2018, National CineMedia, Inc.’s (the “Company”) consolidated subsidiary, NCM LLC, entered into a credit agreement (“Agreement”) by and among NCM LLC, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto. The Agreement replaces NCM LLC’s senior secured credit facility, dated as of February 13, 2007, as amended (the “Existing Credit Agreement”). Consistent with the Existing Credit Agreement, the Agreement consists of a term loan facility (“Term Loan”) and a revolving credit facility (“Revolving Credit Facility”).

The Term Loan has the following terms:

•	the aggregate principal amount of the initial Term Loan is $270 million, consistent with the aggregate principal amount of term loans outstanding under the Existing Credit Agreement;

•	the proceeds from the Term Loan were used to repay in full all amounts outstanding under the Existing Credit Agreement;

•	the interest rate under the Term Loan is the LIBOR index plus 3.00%;

•	a financial covenant was added (applicable to both the Term Loan and the Revolving Credit Facility) requiring a total leverage ratio of 6.25:1:00;

•	the general investment basket was increased to $100 million, as compared to $25 million under the Existing Credit Agreement;

•	the Term Loan amortizes at a rate equal to 1.0% annually, to be paid in equal quarterly installments; and

•
the Term Loan will mature on June 20, 2025 contingent upon the refinancing on or prior to October 30, 2021 of NCM LLC’s 6.00% Senior Secured Notes due in 2022 and issued pursuant to the Indenture, dated as of April 27, 2012 (the “Senior Secured Notes”). If the Senior Secured Notes are not refinanced on or prior to October 30, 2021, then the Term Loan will instead mature on December 30, 2021.

The Revolving Credit Facility has the following terms:

•	the aggregate availability under the Revolving Credit Facility is $175 million, consistent with the Existing Credit Agreement revolving credit facility;

•
the interest rate of the Revolving Credit Facility remains unchanged from the Existing Credit Agreement at the LIBOR index plus an amount ranging from 1.75-2.25% based on NCM LLC’s senior secured leverage ratio;

•	the financial covenant regarding the senior secured leverage ratio decreased to 4.50:1:00, as compared to 6.50:1:00 under the Existing Credit Agreement; and

•
the Revolving Credit Facility will mature on June 20, 2023 contingent upon the refinancing of the Senior Secured Notes on or prior to October 30, 2021. If the Senior Secured Notes are not refinanced on or prior to October 30, 2021, then the Revolving Credit Facility will instead mature on December 30, 2021.

The Agreement also contains customary representations, warranties, covenants, events of default, terms and conditions, including limitations on liens, incurrence of debt, mergers and significant asset dispositions. Certain of the lenders and agents under the Agreement, and their respective affiliates, have other business relationships with the Company and NCM LLC, including commercial banking, financial advisory and investment banking services, for which they have received or will receive customary fees and expenses.

The aforementioned descriptions of the Term Loan and the Revolving Credit Facility are qualified in their entirety by reference to the complete copy of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Form 8-K concerning the termination of the Existing Credit Agreement is hereby incorporated into this Item 1.02. A description of the Existing Credit Agreement is set forth in the Company’s Annual Report on Form 10-K filed on March 19, 2018.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Form 8-K concerning the Agreement is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of June 20, 2018 among National CineMedia LLC, certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: July 10, 2018	By:	/s/ Katherine L. Scherping
Katherine L. Scherping
Chief Financial Officer

NATIONAL CINEMEDIA, LLC
By: National CineMedia, Inc., its manager

Dated: July 10, 2018	By:	/s/ Katherine L. Scherping
Katherine L. Scherping
Chief Financial Officer